                                                              Exhibit g (II)(1)

                          MASTER CUSTODIAN AGREEMENT

      AGREEMENT made as of the 30th day of June, 2005, between each Fund listed on Appendix A (each a Fund and collectively "the Funds"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

      Each Fund, an open-end management investment company on behalf of its respective portfolios/series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Portfolio" and collectively, the "Portfolios"), desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank meets the qualifications required by
Section 17(f)(1) of the Investment Company Act of 1940, as amended (the "1940 Act"), to act as custodian of the portfolio securities and cash of each Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

      1. Bank Appointed Custodian. Each Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement, each Fund agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties.

      2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

      2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

      2.2 Board. Board will mean the Board of Directors or the Board of Trustees of each Fund, as the case may be.

      2.3 Security. The term security as used herein will have the same meaning assigned to such term in the 1940 Act, including, without limitation, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      2.4 Portfolio Security. Portfolio Security will mean any security owned by a Fund.

      2.5 Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of a Fund.

      2.6 Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

      2.7 Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

      2.8 Proper Instructions. Unless otherwise provided in this agreement, the Bank shall act only upon Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and a Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. Each Fund shall cause all oral instructions to be promptly confirmed in writing by an Authorized Person. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirming instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Authorized Persons of the Fund. Each Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by a Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank agree in writing that such procedures afford adequate safeguards for the Fund's assets.

      3.1 Separate Accounts. Since each Fund has more than one Portfolio, the Bank will segregate the assets of each Portfolio to which this Agreement relates into a separate account for each such Portfolio containing the assets of such Portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by a Fund shall be deemed to refer to the Fund acting on behalf of one or more of its Portfolios. Any reference in this Agreement to any assets of the Fund, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable Portfolio, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to such individual Portfolio and any obligation or liability of the Fund hereunder shall be binding only with respect to such individual Portfolio, and shall be discharged only out of the assets of such Portfolio.

      3.2 Reports. The Bank shall make available to each Fund each business day as soon as practicable, typically by 7:00 p.m. EST, all transaction activity posted on each separate account of the Funds for their respective Portfolios, either hereunder or with any sub-custodian appointed in accordance with this Agreement during said day, together with historical transaction activity for such Fund. At least monthly and from time to time, the Bank will furnish each Fund with a detailed statement, on a per Portfolio basis, of the Securities and moneys held by the Bank for the Fund.

      4. Certification as to Authorized Persons. The Secretary or Assistant Secretary of each Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of
(i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Authorized Persons named in the most recent certification received by the Bank.

      5.1 Custody of Cash. As custodian for the Funds, the Bank will open and maintain a separate account or accounts in the name of each Fund and each Portfolio thereof or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a subcustodian appointed pursuant to Sections 13.2 or 13.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank's internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Fund into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of a Fund, notification from the Fund's transfer agent as provided in
Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in subsections (a) through (g) below.

      (a) Purchase of Securities. Upon the purchase of securities for a Fund, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Fund or a nominee of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

      (b) Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of each Fund offered for repurchase or redemption in accordance with Section 7 of this Agreement;

      (c) Distributions and Expenses of Fund. For the payment on the account of a Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund;

      (d) Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by a Fund held by or to be delivered to the Bank;

      (e) Repayment of Loans. To repay loans of money made to the Fund, but in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

      (f) Repayment of Cash. To repay the cash delivered to a Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates;

      (g) Foreign Exchange Transactions.

            (i) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements") which may be entered into by the Bank on behalf of a Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.

            (ii) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank pursuant to Proper Instructions, each Fund agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement with respect to a Portfolio, in and to any property at any time held by the Bank for the Portfolio's benefit or in which the Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). Such payment liability and the concomitant liens and security interests are not permitted to exceed a value equal to 33-1/3% of a Portfolio's total assets. Each Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Fund on the Bank's books;

      (h) Other Authorized Payments. For other authorized transactions of a Fund, or other obligations of a Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; or

      (i) Termination. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 15 of this Agreement.

      5.2 Pledge or Encumbrance of Securities or Cash. Except as provided in this Agreement, the Bank may not pledge, assign, hypothecate or otherwise encumber securities or cash of the Fund held in the Fund's account without the Fund's prior written consent.

      6. Securities.

      6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 13.2 or 13.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of a Fund or in the name of its nominee. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder for the benefit of the Fund, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

      Each Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities that may from time to time be registered in the name of the Fund.

      6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will promptly execute and deliver, or cause to be executed and delivered, to the Fund or its agent for purposes of voting proxies all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Securities, such proxies to be executed by a Fund, its agent or the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

      6.3 Corporate Action and Class Action Notices. If at any time the Bank is notified that (a) a Fund may be eligible to participate in an class action lawsuit involving any Portfolio Security or (b) an issuer of any Portfolio Security has taken or intends to take a corporate action that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend (collectively, a "Corporate Action"), which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the appropriate Fund or its agent for purposes of responding to Corporate Actions promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Fund of Proper Instructions regarding the Response (the "Response Deadline"). The Bank shall forward to the Fund or its agent via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action promptly after receipt of such materials by the Bank.

            (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

            (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank will use its best efforts to act upon a Response for which Proper Instructions and/or necessary Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

            (c) In the event that the Fund or its agent notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

            (d) Section 13.3(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian.

            (e) The Bank provides the ability for Funds to respond to Corporate Actions through electronic means using either (i) the Bank's InvestCaps function or (ii) appropriate SWIFT messaging. In the event any Fund or its agent provides a Corporate Action Response other than by the aforementioned electronic means, the Bank shall not be responsible for any delay or failure to process such Response in a timely manner. In addition, the Bank may assess additional processing fees to cover the cost of manually processing Corporate Actions Responses provided to the Bank other than by the aforementioned electronic means.

      6.4 Book-Entry System.

            (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

            (b) The records of the Bank (and any such agent) with respect to a Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of a Fund. Where securities are transferred to a Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

            (c) The Bank (or its agent) shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by a Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and
(ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon

                  (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account; and

                  (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for each Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 under the 1940 Act, of any transfers to or from the account of the Fund;

            (d) The Bank will promptly provide each Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system and its internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

            (e) Anything to the contrary notwithstanding, the Bank shall be liable to a Fund for any loss or damage to the Fund to the extent resulting from any negligence, willful misfeasance, bad faith or reckless disregard of its duties on the part of the Bank or any of its agents or any of its or their employees in connection with its or their use of the Book-Entry System.

      6.5 Use of a Depository.

            (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of a Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

            (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

            (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of a Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

            (d) The Bank shall use its best efforts to provide that:

                  (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                  (ii) Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                  (iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

                  (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

                  (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

      6.6 Use of Book-Entry System for Commercial Paper. The Bank may maintain a system for the holding of commercial paper in book-entry form ("Book-Entry Paper"). Upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that each Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

            (a) The Bank will maintain all Book-Entry Paper held by the Fund in an account of the Bank that includes only assets held by it as a fiduciary or custodian for its customers;

            (b) The records of the Bank with respect to the Fund's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Fund which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund;

            (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund;

            (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund; and

            (e) The Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time.

      6.7 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.7, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund.

      6.8 Options and Futures Transactions.

            (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                  (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, a Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                  (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.9 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

            (b) Puts, Calls and Futures Traded on Commodities Exchanges

                  (i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by any Fund.

                  (ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Section 6.8 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

      6.9 Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of each Fund.

            (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

                  (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered contract market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                  (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                  (iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, or liquid equity securities having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all of the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                  (iv) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

                  (v) for other proper Fund purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the executive committee of the Board signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper Fund purposes.

            (b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

                  (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

                  (ii) with respect to assets deposited pursuant to (a)(iii) or
(a)(iv) above, for sale or delivery to meet the Fund's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                  (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                  (iv) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account;

                  (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

                  (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

      6.10 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of a Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

      6.11 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that the Bank will allow any transfer, exchange, delivery or release under this Section only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.11, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

            (a) Upon sales of Portfolio Securities for the account of a Fund, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

            (b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

            (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

            (d) For the purpose of redeeming in-kind shares of the Fund upon authorization from the Fund;

            (e) In the case of option contracts owned by the Fund, for presentation to the endorsing broker;

            (f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

            (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender and any loan agreement between the fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

            (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

            (i) for the purpose of delivering securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

            (j) for other authorized transactions of the Fund or for other proper Fund purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper Fund purpose, and naming the person or persons to whom delivery of such securities shall be made; and

            (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 15 of this Agreement.

      As to any deliveries made by the Bank pursuant to this Section 6.11, securities or cash receivable in exchange therefor shall be delivered to the Bank.

      7. Redemptions. In the case of payment of assets of a Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding common shares, the Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles of Incorporation or Declaration of Trust (the "Articles"), By-laws and the prospectuses and statements of additional information of the Fund from assets available for said purpose.

      8. Merger, Dissolution, etc. of Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger of a Fund or Portfolio into, the consolidation of a Fund or Portfolio with, or the sale by a Fund or Portfolio of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of a Fund or Portfolio and the distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank through the end of the then current term of this Agreement with respect to the Fund, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder, except for obligations of the Bank arising prior to the date of such termination and those obligations under Section 14.

      9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Fund or the transfer agent:

      9.1 Endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

      9.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

      9.3 Receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

      9.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

      9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

      9.6 Exchange interim receipts or temporary securities for definitive securities.

      10. Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the appropriate Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the appropriate Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

      11. Maintenance of Records and Accounting Services. The Bank will prepare and maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records pertaining to a Fund that are in possession of the Bank shall be the property of the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at all times during the Bank's normal business hours, upon reasonable notice, by officers of or auditors employed by the appropriate Fund. Such books and records shall include reports of sufficient scope and in sufficient detail as may reasonably be required by a Fund to provide reasonable assurance that any material compliance inadequacies would be disclosed by the inspection or audit, and, if there are no such inadequacies, the appropriate reports shall so state. The books and records relating to a Fund will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act. The Bank shall surrender these books and records to the Fund promptly upon request. Upon reasonable request of the Fund, the Bank shall, during the term of this agreement, provide copies of any books and records to the Fund or the Fund's authorized representative at the Fund's expense.

      The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

      12. Additional Services. The Bank shall perform the additional services for a Fund as are set forth on Appendix B hereto. Appendix B may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund.

      13. Duties of the Bank.

      13.1 Performance of Duties and Standard of Care. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but in no event less than a reasonable standard of care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the written advice of independent counsel of its own selection, which may be counsel for a Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

      The Bank will be under no duty or obligation to inquire into and will not be liable for:

            (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

            (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

            (c) the legality of an issue or sale of any common shares of the Fund or the sufficiency of the amount to be received therefor;

            (d) the legality of the repurchase of any common shares of the Fund or the propriety of the amount to be paid therefor;

            (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

            (f) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

      Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

      13.2 Agents and Subcustodians with Respect to Property of the Fund Held in the United States. Upon notification to the appropriate Fund, the Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder.

      Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of a Fund, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. The Bank shall have no liability to the Fund or any other person by reason of any act or omission of any such subcustodian and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising out of the performance of any subcustodian. Upon request of the Bank or if elected by the Fund, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any subcustodian.

      13.3 Duties of the Bank with Respect to Property of the Fund Held Outside of the United States.

            (a) Appointment of Foreign Custody Manager.

                  (i) If a Fund has appointed the Bank Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act), the Bank's duties and obligations with respect to the Fund's Portfolio Securities and other assets maintained outside the United States shall be, to the extent not set forth herein, as set forth in the Delegation Agreement between the Fund and the Bank (the "Delegation Agreement").

                  (ii) If a Fund has appointed any other person or entity Foreign Custody Manager, the Bank shall act only upon Proper Instructions from the Fund with regard to any of the Fund's Portfolio Securities or other assets held or to be held outside of the United States, and the Bank shall be without liability for any Claim (as that term is defined in Section 14 hereof) arising out of maintenance of the Fund's Portfolio Securities or other assets outside of the United States. The Fund also agrees that it shall enter into a written agreement with such Foreign Custody Manager that shall obligate such Foreign Custody Manager to provide to the Bank in a timely manner all information required by the Bank in order to complete its obligations hereunder. The Bank shall not be liable for any Claim arising out of the failure of such Foreign Custody Manager to provide such information to the Bank.

            (b) Segregation of Securities. The Bank shall identify on its books as belonging to the Fund the Foreign Portfolio Securities held by each foreign sub-custodian (each an "Eligible Foreign Custodian") selected by the Foreign Custody Manager, subject to receipt by the Bank of the necessary information from such Eligible Foreign Custodian if the Foreign Custody Manager is not the Bank.

            (c) Access of Independent Accountants of the Fund. If the Bank is the Fund's Foreign Custody Manager, upon request of the Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to the Fund's Portfolio Securities and other assets.

            (d) Reports by Bank. If the Bank is the Fund's Foreign Custody Manager, the Bank will supply to the Fund the reports required under the Delegation Agreement.

            (e) Transactions in Foreign Custody Account. Transactions with respect to the assets of a Fund held by an Eligible Foreign Custodian shall be effected pursuant to Proper Instructions from the Fund to the Bank and shall be effected in accordance with the applicable agreement between the Foreign Custody Manager and such Eligible Foreign Custodian.

            Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of a Fund and delivery of Foreign Portfolio Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

            In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the appropriate Fund such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian, and shall promptly forward to the applicable Eligible Foreign Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

            (f) Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Bank as custodian of the Fund by the tax laws of any jurisdiction, and it shall be the responsibility of the Fund to notify the Bank of the obligations imposed on the Fund or the Bank as the custodian of the Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Eligible Foreign Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

      13.4 Insurance. The Bank need not maintain any special insurance for the benefit of a Fund, although the Bank shall at all times maintain insurance coverage adequate for the nature of its operations, including directors and officers, errors and omissions, and fidelity bond insurance coverage. The Bank shall notify the Funds if there are any material adverse changes to its insurance policies or coverage. The Bank shall notify the Funds of any material errors or omissions, interruptions in, or delay or unavailability of the Bank's abilities to safeguard and hold the securities and cash of a Fund in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible.

      13.5 Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of a Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness on the part of a Portfolio and to the extent required by law, in and to any property at any time held by it for the Portfolio's benefit or in which the Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). Such payment liability and the concomitant liens and security interests are not permitted to exceed a value equal to 33-1/3% of a Portfolio's total assets. The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

      13.6. Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, each Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith, except for a termination by a Fund due to a breach of this Agreement by the Bank.

      Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. The Fund will have sixty (60) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such sixty (60) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

      13.7 Cooperation with Fund's Independent Public Accountants. The Bank shall cooperate with each Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to the accountant for the expression of their unqualified opinion, including but not limited to the opinion included in the Funds' registration statements on Form N-1A, and periodic reports made on Forms N-SAR and N-CSR, and any other reports to the SEC and for any requirement of the SEC.

      13.8 Reports to Fund by Bank's Independent Public Accountants. The Bank shall provide each Fund, at all times as a Fund may reasonably require, with reports from the Bank's independent public accountant on the Bank's accounting systems and internal accounting controls and procedures for safeguarding securities and cash of the Fund, including securities deposited and/or maintained in a Securities Depository or Book-Entry System, relating to the services the Bank provides under this Agreement and generally made available to the Bank's clients. These reports shall be of sufficient scope and in sufficient detail as a Fund may reasonably require to provide reasonable assurance that the examination would disclose any material inadequacies and, if there are no material inadequacies, the reports shall so state.

14. Limitation of Liability.

      14.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors or employees (collectively, the "Bank Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Bank and the Bank Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, and reasonable costs and expenses, including reasonable legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Bank Indemnified Party under this Agreement, except to the extent any such Claim results from the negligence, willful misfeasance, bad faith or reckless disregard of its duties on the part of the Bank or any Bank Indemnified Party. Without limiting the foregoing, neither the Bank nor the Bank Indemnified Parties shall be liable for, and the Bank and the Bank Indemnified Parties shall be indemnified against, any Claim arising as a result of:

            (a) Any act or omission by the Bank or any Bank Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

            (b) Any act or omission of any subcustodian selected by or at the direction of the Fund;

            (c) Any act or omission of any Foreign Custody Manager other than the Bank or any act or omission of any Eligible Foreign Custodian if the Bank is not the Foreign Custody Manager;

            (d) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Fund, have not been registered in the name of the Bank or its nominee;

            (e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Securities, consents or other materials by 5:00 p.m. on the date specified as the Response Deadline; or

            (f) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch.

      14.2 The Bank agrees to indemnify and hold harmless each Fund and its affiliates and their Directors/Trustees, officers and employees ("Fund Indemnified Parties") from and against any and all Claims arising as a result of any act or omission of the Bank or any Bank Indemnified Party under this Agreement to the extent any such Claim results from the negligence, willful misfeasance, bad faith or reckless disregard of its duties on the part of the Bank or any Bank Indemnified Party.

      14.3 Notwithstanding anything to the contrary in this Agreement, neither Party shall be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

      14.4 The obligations set forth in this Section 14 shall survive the termination of this Agreement.

      15. Termination.

      15.1 The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless written notice of non-renewal (due to a Party's violation of a material provision of the contract or for any other reason) is delivered by the non-renewing party to the other party no later than ninety days if a Fund is the non-renewing party and one hundred eighty days if Bank is the non-renewing party prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the terminating party gives written notice of such violation to the other party and such party does not cure such violation within 90 days of receipt of such notice. The Bank's right to termination shall be limited to the Portfolio in respect of which a violation has occurred. Termination by either party with respect to a Fund or a Portfolio will not affect the terms of this Agreement with respect to other Funds or Portfolios.

      15.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 15.3, deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of the Bank's own selection which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board. Thereafter, the Bank shall be released from any and all obligations under this Agreement, except for any obligations arising prior to the date of delivery of such Portfolio Securities and cash and those obligations under Section 14.

      15.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives, upon receipt by the Bank of a copy of the minutes of the meeting of the Board of Directors/Trustees at which action was taken, certified by the Fund's Secretary, and an opinion of counsel to the Fund in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement, except for any obligations arising prior to the date of delivery of such Portfolio Securities and cash and those obligations under Section 14.

      15.4 At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

      16. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act ("GLB") and other applicable privacy laws and shall each establish commercially reasonable controls to ensure the confidentiality of confidential information and to ensure that confidential information is not disclosed contrary to the provisions of this Agreement, GLB or any other applicable privacy laws and regulations.

      17. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

          (a)      In the case of notices sent to the Fund to:

                   Treasurer
                   Eclipse Funds
                   Eclipse Funds, Inc.
                   The MainStay Funds
                   MainStay VP Series Fund, Inc.
                   McMorgan Funds
                   169 Lackawanna Avenue
                   Parsippany, NJ 07054

                   with a copy to:
                   Secretary
                   Eclipse Funds
                   Eclipse Funds, Inc.
                   The MainStay Funds
                   MainStay VP Series Fund, Inc.
                   169 Lackawanna Avenue
                   Parsippany, NJ 07054

                   and with a copy to
                   Secretary
                   McMorgan Funds
                   One Bush Street, Suite 800
                   San Francisco, CA 94104

          (b)      In the case of notices sent to the Bank to:

                   Investors Bank & Trust Company
                   200 Clarendon Street, P.O. Box 9130
                   Boston, Massachusetts 02117-9130
                   Attention: Christopher E. Jones, Director - Client Management With a copy to: John E. Henry, General Counsel or at such other place as such party may from time to time designate in writing.

      18. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

      19. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 15 hereof will not be deemed to be an assignment within the meaning of this provision.

      20. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

      21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      22. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

      23. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and each Fund with respect to the Fund's respective Portfolios. With respect to any obligation of a Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with such Fund by separate written instrument with respect to each Portfolio.

      24. Fund Disclaimer. It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of their Directors/Trustees, shareholders, nominees, officers, agents or employees personally, but shall bind only the property or assets of the applicable Fund, as the case may be. The execution and delivery of this Agreement has been authorized by the Directors/Trustees, and this Agreement has been signed and delivered by an authorized officer of the Funds, acting as such, and neither such authorization by the Directors/Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property or assets of the Funds, as the case may be, as provided in the Funds' respective organizational documents. With respect to any Fund that is organized as a Massachusetts business trust, a copy of such Fund's Agreement and Declaration of Trust establishing the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts.

      25. Business Recovery. The Bank represents and warrants that it has and will continue to have in place a commercially reasonable business recovery program.

      26. Force Majeure. Notwithstanding anything otherwise to the contrary in this Agreement, no party shall be liable to the other for any loss or liability arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, except to the extent that any such loss or liability results from the failure of the Bank to (a) maintain a commercially reasonable business recovery program, and (b) act reasonably to mitigate, as soon as practicable, the specific occurrence or event.

      27. Use of Name. Neither party shall use the name of the other in any prospectus, sales literature or other material in a manner not approved by the other party prior thereto in writing; provided however, that the approval of a party shall not be required for any use of its name or that of its affiliates which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

      28. Bank Loan Funds. The following provisions shall apply to any Fund holding Bank Loans:

      (a) The Bank shall physically hold at such premises and under such conditions as the Bank may determine in its sole discretion each "Loan File" (as hereinafter defined) from time to time delivered to the Bank by a Portfolio, and shall segregate, keep and maintain the Loan Files for such Portfolio separate and apart from those of any other Portfolio.

      (b) The Portfolio shall deliver to the Bank: (a) each Loan File relating to such Portfolio promptly upon the Portfolio's receipt of the same, and (b) a Proper Instruction specifying such Loan File as a Loan File of the Portfolio and the related identifying number described in paragraph (d) of this Section.

      (c) The Bank shall have no duty or obligation with respect to, and no responsibility for, the quality, completeness, or authenticity of any Loan File or anything included therein, nor deemed to have for any purpose whatsoever actual or constructive knowledge of the contents of, or information contained in, any Loan File. As used herein the term "Loan File" shall mean a package of paper documents so designated as such by the Portfolio with respect to any promissory note or similar obligation purchased by the Portfolio, and any document received by the Bank with respect to any such promissory note or similar obligation shall be deemed a part of the Loan File.

      (d) Whenever the Portfolio purchases any promissory note or similar obligation which will be included in a Loan File, the Portfolio shall provide the Bank with a Proper Instruction specifying: (a) the amount to be paid therefor; (b) the entity to which such payment is to be made, together with appropriate wiring instructions; (c) the date on which such payment is to be made, which date shall be at least three business days after the Bank's receipt of the Proper Instruction; and (d) the name and identifying number to be recorded and utilized by the Bank with respect to such Loan File and payments made, or received, by the Bank with respect to such promissory note or similar obligation. The Bank shall make such payment out of the monies held for the applicable Portfolio, and if monies are insufficient shall so advise the Portfolio and the Bank shall take no further action until it has received further instructions in a Proper Instruction. Any such payments made by the Bank shall not be "against receipt" of any Loan File unless the Portfolio has otherwise specified in its Proper Instructions. Where payments are not made "against receipt", the Portfolio understands and accepts the risk that the related Loan File may not be received.

      (e) From time to time upon receipt of a Proper Instruction the Bank shall make such deliveries of any Loan File held hereunder as may be specified therein, including any "free" (and not against payment) deliveries. For any delivery against payment, the Portfolio understands that settlements, payments and deliveries may be effected by the Bank in accordance with the customary or established trading or processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment. The Portfolio assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Loan Files. When any deliveries are made "free", the Portfolio understands and accepts the risk that payments may not be received. Payments received by the Bank shall be credited to the account of the Portfolio.

      (f) The Portfolio, and not the Bank, shall be solely responsible for obtaining delivery of each Loan File, and where a payment described in paragraph
(d) of this Section is "against receipt" of a Loan File, such receipt shall be by the Bank from the Portfolio.

      (g) Each week the Bank shall provide to the Portfolio a report specifying by the related identifying number described in paragraph (d) of this Section each Loan File not yet delivered to and received by the Bank.

      (h) Whenever a Portfolio anticipates receipt of any payment of principal or interest or other amount with respect to any Loan File, it shall provide the Bank, at least three days before such payment date, a Proper Instruction specifying: (i) the identifying number (described in paragraph (d) of this Section) of the Loan File to which such payment relates; (ii) the amount to be received; and (iii) the date on which payment of such amount is to be received. The Bank shall receive such amounts and credit the same to the account of the Portfolio and shall provide to Portfolio an advice setting forth the amount so received and any amounts which were specified to be received in the Proper Instruction but not received. The Portfolio, and not the Bank, shall be solely responsible for making demands for any such payments or taking further action if any such payment is not received.

      (i) Each Portfolios understands that all credits to its account are provisional, may be reversed if the same are not finally collected, and that any such reversal may create indebtedness subject to Section 13.5 of this Agreement. For purposes of such Section 13.5, the Portfolio agrees that each Loan File and each right to receive payment shall be property as described therein, and further agrees that such rights shall constitute "financial assets" within the meaning of Article 8 of the New York Uniform Commercial Code and that the account of the Portfolio shall for such purposes be considered a "securities account" maintained by the Bank as a "financial intermediary", as such terms are defined in said Article 8.

      (j) In the event the Bank receives any notices, demands, documents, or other materials with respect to a Loan File, the Bank's sole responsibility shall be to deliver the same to the Portfolio.

      (k) In the event of any conflict between the provisions of this Section and any other provision of this Agreement, this Section shall control.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        ECLIPSE FUNDS
                                        ECLIPSE FUNDS INC

                                        By:/s/ Gary E. Wendlandt
                                           _____________________________________
                                           Name: Gary E. Wendlandt
                                           Title: President

                                        THE MAINSTAY FUNDS

                                        By:/s/ Christopher O. Blunt
                                           _____________________________________
                                           Name: Christopher O. Blunt
                                           Title: President

                                        MAINSTAY VP SERIES FUND, INC.

                                        By:/s/ Anne F. Pollack
                                           _____________________________________
                                           Name: Anne F. Pollack
                                           Title: President

                                        MCMORGAN FUNDS

                                        By:/s/ Mark R. Taylor
                                           _____________________________________
                                           Name: Mark R. Taylor
                                           Title: President

                                        INVESTORS BANK & TRUST COMPANY

                                        By:/s/ Robert D. Mancuso
                                           _____________________________________
                                           Name: Robert D. Mancuso
                                           Title: Senior Vice President

                                   APPENDIX A
                                     TO THE
                           MASTER CUSTODIAN AGREEMENT
                             (as of January 2, 2006)

                   FUND                           PORTFOLIO

                   THE MAINSTAY FUNDS             Capital Appreciation Fund
                                                  Common Stock Fund
                                                  Convertible Fund
                                                  Diversified Income Fund
                                                  Equity Index Fund
                                                  Global High Income Fund
                                                  Government Fund
                                                  High Yield Corporate Bond Fund
                                                  International Equity Fund
                                                  Large Cap Growth Fund
                                                  MAP Fund
                                                  Mid Cap Growth Fund
                                                  Mid Cap Value Fund
                                                  Money Market Fund
                                                  Small Cap Growth Fund
                                                  Small Cap Value Fund
                                                  Tax Free Bond Fund
                                                  Total Return Fund
                                                  (1)Value Fund

                   ECLIPSE FUNDS                  Balanced Fund
                                                  Mid Cap Opportunity Fund
                                                  Small Cap Opportunity Fund

                   ECLIPSE FUNDS INC.             All Cap Growth Fund
                                                  All Cap Value Fund
                                                  Cash Reserves Fund
                                                  Conservative Allocation Fund
                                                  Floating Rate Fund
                                                  Growth Allocation Fund
                                                  Growth Equity Fund
                                                  Income Manager Fund
                                                  Indexed Bond Fund
                                                  Intermediate Term Bond Fund
                                                  Large Cap Opportunity Fund
                                                  Moderate Allocation Fund
                                                  Moderate Growth Allocation Fund
                                                  S&P 500 Index Fund
                                                  Short Term Bond Fund

                   FUND                           PORTFOLIO

                   MAINSTAY VP SERIES FUND, INC.  Balanced Portfolio
                                                  Basic Value Portfolio
                                                  Bond Portfolio
                                                  Capital Appreciation Portfolio
                                                  Cash Management Portfolio
                                                  Common Stock Portfolio
                                                  Conservative Allocation Portfolio
                                                  Convertible Portfolio
                                                  Developing Growth Portfolio
                                                  Floating Rate Portfolio
                                                  Government Portfolio
                                                  Growth Allocation Portfolio
                                                  High Yield Corporate Bond Portfolio
                                                  Income & Growth Portfolio
                                                  International Equity Portfolio
                                                  Large Cap Growth Portfolio
                                                  Mid Cap Core Portfolio
                                                  Mid Cap Growth Portfolio
                                                  Mid Cap Value Portfolio
                                                  Moderate Allocation Portfolio
                                                  Moderate Growth Allocation Portfolio
                                                  S&P 500 Index Portfolio
                                                  Small Cap Growth Portfolio
                                                  Total Return Portfolio
                                                  Value Portfolio

                   MCMORGAN FUNDS                 Balanced Fund
                                                  Equity Investment Fund
                                                  Fixed Income Fund
                                                  High Yield Fund
                                                  Intermediate Fixed Income Fund
                                                  Principal Preservation Fund

                                   APPENDIX B
                               ADDITIONAL SERVICES
                              (as of June 30, 2005)

                                      NONE

                                       27